Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement of Continental Materials Corporation (Company) on Form S-8 (File No. 33-23671) of our report dated March 30, 2012, on our audits of the consolidated financial statements of the Company as of December 31, 2011 and January 1, 2011, and for the years then ended, which report is included in this Annual Report on Form 10-K.

/s/ BKD, LLP

Indianapolis, Indiana
March 30, 2012